UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 21, 2016, Fate Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including entities affiliated with Redmile Group, LLC (“Redmile”), entities affiliated with BVF Partners L.P., EcoR1 Capital, LLC and Franklin Advisers, Inc., and other accredited investors, certain of whom are affiliated with the directors and officers of the Company (collectively, the “Purchasers”).  Pursuant to the Securities Purchase Agreement, Redmile has agreed to purchase 2,819,549 shares of the Company’s Class A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $13.30 per share, and the remaining Purchasers have agreed to purchase an aggregate of 7,236,837 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares,” and together with the Preferred Shares, the “Shares”), at a price of $2.66 per share, for an aggregate purchase price of approximately $57.0 million.  The closing of the purchase and sale of the Shares is expected to occur on or about November 23, 2016, subject to customary closing conditions.

Each Preferred Share is convertible into five shares of the Company’s common stock.  Redmile will be prohibited from converting the Preferred Shares into shares of the Company’s common stock if, as a result of such conversion, Redmile, together with its affiliates, would own more than 9.99% of the shares of the Company’s common stock then issued and outstanding, which percentage may change at Redmile’s election upon 61 days’ notice to the Company to (i) any other number less than or equal to 19.99% or (ii) subject to approval of the Company’s stockholders to the extent required in accordance with the NASDAQ Global Market rules, any number in excess of 19.99%.

In the event of the Company’s liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of the Company’s common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder.  The Preferred Shares will generally have no voting rights.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Purchasers, excluding those Purchasers affiliated with the Company’s directors and officers, requiring the Company to register the resale of the Shares.  The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days of the closing of the Private Placement, and to use commercially reasonable efforts to have the registration statement declared effective within 135 days if there is no review by the SEC, and within 160 days in the event of such review.  The Registration Rights Agreement provides, among other things, that in the event (i) the Company does not file the registration statement within the prescribed time period, (ii) the SEC does not declare the registration statement effective within the prescribed time period, or (iii) the registration statement ceases to be effective under certain circumstances, the Company will pay to the holders on the occurrence of each such event and for each 30-day period thereafter until the applicable event is cured, an amount in cash equal to 1% of the aggregate amount invested by the holders with respect to the affected securities (as specified in greater detail in the Registration Rights Agreement) for each 30-day period (prorated for any period of less than 30 days) during which such registration statement was not effective, subject to certain limitations.

In addition, Redmile shall also receive the right to designate an individual to attend all meetings of the Company’s board of directors in a non-voting observer capacity, which right is non-assignable and shall terminate upon the earlier of (i) the third anniversary of the closing of the Private Placement or (ii) the date upon which Redmile’s total ownership no longer exceeds 15% of the Company’s total shares of common stock on an as-converted basis.

The Shares to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Leerink Partners LLC acted as exclusive placement agent in connection with the Private Placement, and the Company has agreed to pay a customary placement fee and reimburse certain expenses of the placement agent.

The sale of the Shares pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the financing towards working capital and general corporate purposes.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the Registration Rights Agreement attached hereto as Exhibit 10.2.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with and prior to the closing of the Private Placement, the Company will designate 2,819,549 shares of its authorized and unissued preferred stock as Class A Convertible Preferred Stock and file a Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock with the Secretary of State of Delaware. A summary of the rights, preferences and privileges of the Class A Convertible Preferred Stock is described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On November 22, 2016, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated November 21, 2016, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated November 21, 2016, by and among the Company and the Purchasers
99.1	Press Release dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer